Exhibit 99.1

22nd Century Group Completes Sale of Hemp/Cannabis Franchise

Sale Will Significantly Reduce Operating Expenses, Ultimately Reduce Debt by $5.2 Million

BUFFALO, N.Y., December 28, 2023 — 22nd Century Group, Inc. (Nasdaq: XXII) (the “Company” or “22nd Century”), a biotechnology company focused on utilizing advanced plant technologies to improve health and wellness, today announced it has closed the sale of its hemp/cannabis operations. The transaction will significantly reduce the Company’s operating costs going forward, a key step in its goal to achieve cash positive operations.

The sale, combined with the assignment of a non-strategic hemp/cannabis asset in Colorado to the senior lender as a non-monetary transaction, will reduce 22nd Century’s debt by $3.2 million, with an additional $2.0 million reduction to come from the Buyer’s payment of a secured promissory note due June 2024. After assignment of the hemp/cannabis asset and upon the Buyer paying the note in full, the remaining outstanding debt principal is expected to be approximately $8.8 million based on the effects of this transaction.

“We are excited to close this transaction and dramatically reduce our operating costs going into 2024, an important step in moving the business to a sustainable, cash positive operating basis,” stated Larry Firestone, Chairman and Chief Executive Officer of 22nd Century. “We are also pleased to substantially reduce our debt as we work to create value for our shareholders through an improved balance sheet and full focus on our tobacco assets, including our FDA authorized branded harm reduction products.”

As previously announced, insurance proceeds expected to be received in connection with the fire at the Company’s Grass Valley manufacturing facility will be used to further reduce the debt. At present, damages being sought are approximately $9 million, although the amount received will not be finalized until resolution of the matter.

About 22nd Century Group, Inc.

22nd Century Group, Inc. (Nasdaq: XXII) is an agricultural biotechnology company focused on tobacco harm reduction, reduced nicotine tobacco and improving health and wellness through plant science. With dozens of patents allowing it to control nicotine biosynthesis in the tobacco plant, the Company has developed proprietary reduced nicotine content (RNC) tobacco plants and cigarettes, which have become the cornerstone of the FDA’s Comprehensive Plan to address the widespread death and disease caused by smoking. The Company received the first and only FDA Modified Risk Tobacco Product (MRTP) authorization for a combustible cigarette in December 2021. 22nd Century uses modern plant breeding technologies, including genetic engineering, gene-editing, and molecular breeding to deliver solutions for the life science and consumer products industries by creating new, proprietary plants with optimized alkaloid and flavonoid profiles as well as improved yields and valuable agronomic traits.

Learn more at xxiicentury.com, on Twitter, on LinkedIn, and on YouTube.

Learn more about VLN® at tryvln.com.

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Cautionary Note Regarding Forward-Looking Statements

Except for historical information, all of the statements, expectations, and assumptions contained in this press release are forward-looking statements, including but not limited to our full year business outlook. Forward-looking statements typically contain terms such as “anticipate,” “believe,” “consider,” “continue,” “could,” “estimate,” “expect,” “explore,” “foresee,” “goal,” “guidance,” “intend,” “likely,” “may,” “plan,” “potential,” “predict,” “preliminary,” “probable,” “project,” “promising,” “seek,” “should,” “will,” “would,” and similar expressions. Forward-looking statements include, but are not limited to, statements regarding (i) the sale of our hemp/cannabis business, including the GVB assets, (ii) our expectations regarding our future operating expenses and cash flow, (iii) our expectations on the timing and completion of the sale of our hemp/cannabis business, and (iv) our expectations for our business interruption insurance claim. Actual results might differ materially from those explicit or implicit in forward-looking statements. Important factors that could cause actual results to differ materially are set forth in “Risk Factors” in the Company’s Annual Report on Form 10-K filed on March 9, 2023 and Quarterly Reports on Form 10-Q filed May 9, 2023, August 14, 2023 and November 6, 2023. All information provided in this press release is as of the date hereof, and the Company assumes no obligation to and does not intend to update these forward-looking statements, except as required by law.

Investor Relations & Media Contact

Matt Kreps

Investor Relations

22nd Century Group

mkreps@xxiicentury.com

214-597-8200